EXHIBIT 99.1.
Press release of Flushing Financial Corporation, dated October 21, 2003

CONTACT:

Monica C. Passick	Van Negris / Lexi Terrero
Senior Vice President and	Van Negris & Company, Inc.
Chief Financial Officer	(212) 396-0606
Flushing Financial Corporation
(718) 961-5400

FOR IMMEDIATE RELEASE

Flushing Financial Corporation Reports
Record 2003 Third Quarter and Nine Months Ended Results

FLUSHING, NY — October 21, 2003 — Flushing Financial Corporation (Nasdaq: FFIC), the parent holding company for Flushing Savings Bank, FSB (the "Bank"), today announced its results for the three and nine months ended September 30, 2003.

For the third quarter ended September 30, 2003, diluted earnings per share were a record $0.46, an increase of $0.07, or 17.9 percent, from the $0.39 earned in the comparable quarter a year ago. Net income for the third quarter of 2003 was a record $5.5 million, an increase of $0.7 million, or 15.8 percent, from the $4.8 million earned in the comparable quarter a year ago.

For the first nine months of 2003, diluted earnings per share were $1.34, an increase of $0.42, or 45.7 percent, from the $0.92 earned for the nine months ended September 30, 2002. Net income for the nine months ended September 30, 2003 was $15.9 million, an increase of approximately $4.5 million, or 39.8 percent, from the $11.3 million earned in the nine months ended September 30, 2002. The nine months ended September 30, 2002 included an after-tax writedown of $2.6 million, or $0.22 per diluted share, due to the impairment of the Bank's investment in a WorldCom, Inc. senior note. Excluding this impairment writedown, net income for the nine months ended September 30, 2002 would have been $13.9 million, or $1.14 per diluted share, and diluted earnings per share would have increased 17.5 percent for the nine months ended September 30, 2003 compared to the comparable prior year period.

Michael J. Hegarty, President and Chief Executive Officer stated: "Our continued focus on implementing the key initiatives of our strategic plan has produced another strong quarter. We believe our strong operating results are due to our focus on the origination of higher yielding mortgage loan products and increasing core deposits.

"As a result of the decline in interest rates to their lowest levels in forty years, borrowers continued to take advantage of these low rates by refinancing their mortgages. Demand for our loan products remained strong, and our loan portfolio increased $62.4 million, or 5.3 percent, during the nine months ended September 30, 2003. We focused on the origination of higher yielding multi-family residential real estate loans, commercial real estate loans, and one-to-four family mixed-use residential real estate loans, which resulted in our loan portfolio maintaining a higher yield than we would have otherwise experienced.

"We continued to attract deposits, which increased $117.0 million, or 11.7 percent, during the first nine months of the year. In addition, due to our strong capital position, we leveraged our balance sheet by increasing borrowed funds $60.0 million, as we took advantage of low rates available for medium-term borrowing. These funds were used to purchase mortgage-backed securities, which have provided additional interest income.

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Flushing Financial Corporation
October 21, 2003
Page Two

"This growth in our balance sheet did not occur without an increase in our non-interest expense. Increases were seen in personnel and other expense areas, as we focused on loan and deposit growth, and prepared for the opening of our new branch in Astoria, Queens, which occurred this past week.

"The result of these efforts was a strong increase in our operating results for the first nine months of 2003 from the first nine months of 2002. Net interest income increased 13.2 percent in the first nine months of 2003 compared to the first nine months of 2002. Diluted earnings per share increased 17.5 percent for the first nine months of 2003 compared to the first nine months of 2002, excluding the impairment writedown recorded in 2002. We continued our persistent focus on maintaining strong asset quality, with non-performing assets of $1.7 million at September 30, 2003.

"Our continued strong capital position enabled us to increase our asset size and focus on shareholder value initiatives. During the first nine months of 2003, we continued our stock repurchase program and increased our quarterly dividend from $0.09 per common share for the fourth quarter of 2002 to $0.10 per common share for the first two quarters of 2003 to $0.11 per common share for the third quarter of 2003 - an indicated yearly rate of $0.44 per common share.

"We remain committed to a path of structured and orderly growth in 2003, focusing on the key initiatives of our strategic plan. This includes continued expansion of the financial services we offer to our customers and continued focus on the origination of higher yielding one-to-four family mixed-use residential real estate loans, multi-family real estate loans, and commercial real estate loans. At the same time, we will continue our increased focus on fee-based products.

"Above all, we continue to strive to optimize our shareholders' return on their investment."

Earnings Summary -- Three Months Ended September 30, 2003

Net interest income for the three months ended September 30, 2003 increased $2.1 million, or 15.8 percent, to $15.2 million from $13.1 million for the three months ended September 30, 2002. This increase in net interest income is due to a $242.2 million increase in the average balance of interest-earning assets, combined with a two basis point increase in the net interest spread. The yield on interest-earning assets declined 72 basis points to 6.49 percent for the three months ended September 30, 2003 from 7.21 percent in the three months ended September 30, 2002, while the cost of funds declined 74 basis points to 3.16 percent for the three months ended September 30, 2003 from 3.90 percent for the three months ended September 30, 2002. These decreases were primarily due to the declining interest rate environment experienced during the past two years, the effect of which further lowered the yield on assets and the cost of funds in 2003. The yield on mortgage loans reflects the high refinancing activity that has occurred during the current year. The Bank's existing borrowers have been refinancing their higher costing mortgage loans at the current lower rates, which has resulted in a decrease on the yield of the mortgage portfolio. This decrease has been partially offset by prepayment penalties that have been collected. The average balance of the higher-yielding mortgage loan portfolio increased $71.9 million, while the average balance of the lower-yielding mortgage-backed securities portfolio increased $209.0 million. The increase in the average balance of the mortgage-backed securities portfolio, while increasing net interest income, reduced the yield on total interest-earning assets. Despite the increase in net interest income and the net interest spread, the net interest margin for the three months ended September 30, 2003 declined one basis point to 3.51 percent from 3.52 percent for the three months ended September 30, 2002. This decline is attributed to the growth in the average balance of interest-earning assets.

Non-interest income for the three months ended September 30, 2003 increased $0.2 million, or 12.6 percent, to $1.7 million from $1.5 million for the third quarter of 2002. This increase is primarily attributed to an increase in loan fees and banking services fees.

Non-interest expense was $7.9 million for the three months ended September 30, 2003, an increase of $1.0 million, or 14.6 percent, from $6.9 million for the three months ended September 30, 2002. The increase from the prior year period is primarily attributable to the Bank's continued focus on expanding its current product offerings to enhance its ability to serve its customers. Management continues to monitor expenditures resulting in efficiency ratios of 47.1 percent and 47.4 percent for the three months ended September 30, 2003 and 2002, respectively.

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Flushing Financial Corporation
October 21, 2003
Page Three

Return on average equity increased to 16.3 percent for the three months ended September 30, 2003 compared to 14.9 percent for the three months ended September 30, 2002. Return on average assets was 1.2 percent for the three months ended September 30, 2003 and 2002.

Earnings Summary -- Nine Months Ended September 30, 2003

Net interest income for the nine months ended September 30, 2003 increased $5.1 million, or 13.2 percent, to $43.8 million from $38.7 million in the comparable 2002 period. This increase in net interest income is primarily due to a $205.5 million increase in the average balance of interest-earning assets, combined with a two basis point increase in the net interest spread. The yield on interest-earning assets declined 62 basis points to 6.68 percent for the nine months ended September 30, 2003 from 7.30 percent in the nine months ended September 30, 2002, while the cost of funds declined 64 basis points to 3.35 percent for the nine months ended September 30, 2003 from 3.99 percent for the nine months ended September 30, 2002. These decreases were primarily due to the declining interest rate environment experienced during the past two years, the effect of which further lowered the yield on assets and the cost of funds in 2003. The yield on mortgage loans reflects the high refinancing activity that has occurred during the current year. The Bank's existing borrowers have been refinancing their higher costing mortgage loans at the current lower rates, which has resulted in a decrease on the yield of the mortgage portfolio. This decrease has been partially offset by prepayment penalties that have been collected. The average balance of the higher-yielding mortgage loan portfolio increased $81.9 million, while the average balance of the lower-yielding mortgage-backed securities portfolio increased $158.1 million. The increase in the average balance of the mortgage-backed securities portfolio, while increasing net interest income, reduced the yield on total interest-earning assets. Despite the increase in net interest income and the net interest spread, the net interest margin for the nine months ended September 30, 2003 declined 3 basis points to 3.52 percent from 3.55 percent for the nine months ended September 30, 2002. This decline is attributed to the growth in the average balance of interest-earning assets.

Non-interest income for the nine months ended September 30, 2003 increased $4.9 million to $4.9 million from a net loss of $34,000 for the comparable 2002 period. The increase is primarily due to the $4.4 million pretax impairment writedown of the Bank's investment in a WorldCom, Inc. senior note recorded during the nine months ended September 30, 2002. Loan fees and banking services fees increased $0.4 million for the nine months ended September 30, 2003 compared to the nine months ended September 30, 2002.

Non-interest expense was $23.1 million for the nine months ended September 30, 2003, an increase of $2.7 million, or 13.1 percent, from $20.4 million for nine months ended September 30, 2002. The increase from the prior year period is attributable to the Bank's continued focus on expanding its current product offerings to enhance its ability to serve its customers. Management continues to monitor expenditures resulting in efficiency ratios of 47.3 percent and 47.4 percent for the nine-month periods ended September 30, 2003 and 2002, respectively.

Return on average equity was 15.7 percent for the nine months ended September 30, 2003 compared to 11.6 percent for the nine months ended September 30, 2002. Return on average assets was 1.2 percent for the nine months ended September 30, 2003 compared to 1.0 percent for the nine months ended September 30, 2002. Excluding the impairment writedown, for the nine months ended September 30, 2002, return on average equity would have been 14.3 percent and return on average assets would have been 1.2 percent.

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Flushing Financial Corporation
October 21, 2003
Page Four

Balance Sheet Summary

At September 30, 2003, total assets were $1,849.1 million, an increase of $196.1 million from December 31, 2002. During the first nine months of 2003, loan originations and purchases were $124.4 million for multi-family real estate loans, $72.3 million for commercial real estate loans, $58.4 million for mixed-use property one-to-four family residential real estate loans, $15.2 for conventional one-to-four family residential real estate loans and $12.8 million in construction loans. For the first nine months of 2002, loan originations and purchases were $108.4 million for multi-family real estate loans, $57.0 million for commercial real estate loans, $52.1 million for mixed-use property one-to-four family residential real estate loans, $13.3 million for conventional one-to-four family residential real estate loans and $9.6 million for construction loans. Total loans increased $62.4 million during the nine months ended September 30, 2003 to $1,232.0 million from $1,169.6 million at December 31, 2002. At September 30, 2003, loans in process totaled $210.6 million.

As the Company continues to increase its loan portfolio, management continues to adhere to the Bank's strict underwriting standards. As a result, the Company has been able to minimize charge-offs of losses from impaired loans and maintain asset quality. Non-performing assets were $1.7 million at September 30, 2003 compared to $4.3 million at December 31, 2002 and $4.7 million at September 30, 2002. Total non-performing assets as a percentage of total assets were 0.1 percent at September 30, 2003, 0.3 percent at December 31, 2002, and 0.3 percent at September 30, 2002. The ratio of allowance for loan losses to total non-performing loans was 387 percent at September 30, 2003 compared to 183 percent at December 31, 2002 and 165 percent at September 30, 2002.

Mortgage-backed securities increased $139.1 million to $458.4 million at September 30, 2003, while other securities increased $11.0 million to $50.8 million at September 30, 2003. Funds not used for loan originations during the nine months ended September 30, 2003 have been invested in readily marketable mortgage-backed securities and shorter-term investment securities to provide readily available funding for future loan originations. In addition, due to the attractive low rates available for medium-term borrowings, in June 2003 the Company borrowed $60.0 million and invested the proceeds in mortgage-backed securities with an initial spread of approximately 180 basis points. During the three months ended September 30, 2003, the Bank sold its investment in a WorldCom, Inc. senior note. The gain realized on this sale was offset by losses realized on the sale of $35.9 million of lower-yielding mortgage-backed securities. The proceeds from these sales were invested in mortgage-backed securities which provide a higher yield than those sold. Other securities primarily consists of securities issued by government agencies and mutual or bond funds that invest in government and government agency securities.

Total liabilities increased $187.1 million to $1,708.7 million at September 30, 2003 from $1,521.6 million at December 31, 2002. Due to depositors increased $117.0 million as certificate of deposit accounts increased $30.1 million while lower costing core deposits, primarily money market deposit accounts, increased $86.9 million. Borrowed funds increased $60.0 million during the nine months ended September 30, 2003.

Total stockholders' equity increased $9.0 million to $140.4 million at September 30, 2003 from $131.4 million at December 31, 2002. Net income of $15.9 million for the nine months ended September 30, 2003 was partially offset by $6.7 million in treasury shares purchased through the Company's stock repurchase programs, $3.6 million in cash dividends paid during the nine month period, and a net after-tax decline of $3.2 million in the market value of securities available for sale. In addition, the exercise of stock options increased stockholders' equity by $5.6 million, including the income tax benefit realized by the Company upon the exercise of stock options. Book value per share was $11.01 at September 30, 2003 compared to $10.43 per share at December 31, 2002 and $10.11 per share at September 30, 2002.

Under its stock repurchase programs, the Company repurchased 326,700 shares during the nine months ended September 30, 2003, at a total cost of $6.7 million, or an average of $20.36 per share. At September 30, 2003, 303,300 shares remain to be repurchased under the current stock repurchase program. Through September 30, 2003, the Company had repurchased approximately 43 percent of the common shares issued in connection with the Company's initial public offering at a cost of $99.6 million.

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Flushing Financial Corporation
October 21, 2003
Page Five

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this Press Release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section-27A of the Securities Act of 1933 and Section-21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in the Company's Annual Report on Form 10-K and in other documents filed by the Company with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as "may", "will", "should", "could", "expects", "plans", "intends", "anticipates", "believes", "estimates", "predicts", "forecasts", "potential" or "continue" or similar terms or the negative of these terms. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The Company has no obligation to update these forward-looking statements.

Flushing Financial Corporation is the holding company for Flushing Savings Bank, FSB, a federally chartered stock savings bank insured by the Federal Deposit Insurance Corporation ("FDIC"). The Bank conducts its business through eleven banking offices located in Queens, Brooklyn, Manhattan, Bronx and Nassau County.

Additional information on Flushing Financial Corporation may be obtained by visiting the Company's web site at http://www.flushingsavings.com .

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Flushing Financial Corporation
October 21, 2003
Page Six
FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Dollars in Thousands)
	September 30,	December 31,
	2003	2002
	(Unaudited)
ASSETS
Cash and due from banks	$ 26,790	$ 29,119
Federal funds sold	--	18,500
Securities available for sale:
Mortgage-backed securities	458,399	319,255
Other securities	50,765	39,729
Loans:
One-to-four family residential - conventional	195,282	262,944
One-to-four family residential - mixed-use property	208,182	170,499
Multi-family residential	516,751	452,663
Commercial real estate	286,072	257,054
Co-operative apartments	4,039	5,205
Construction	18,532	17,827
Small Business Administration	4,244	4,301
Commercial business and other	3,834	4,185
Net unamortized premiums and unearned loan fees	1,582	1,463
Allowance for loan losses	(6,554)	(6,581)

Net loans	1,231,964	1,169,560
Interest and dividends receivable	8,699	8,409
Real estate owned, net	--	--
Bank premises and equipment, net	6,181	5,389
Federal Home Loan Bank of New York stock	25,213	22,213
Goodwill	3,905	3,905
Other assets	37,181	36,879

Total assets	$ 1,849,097	$ 1,652,958

LIABILITIES
Due to depositors:
Non-interest bearing	$ 38,396	$ 35,287
Interest bearing:
Certificate of deposit accounts	573,474	543,330
Passbook savings accounts	218,044	213,572
Money market accounts	246,602	170,029
NOW accounts	42,466	39,795

Total interest-bearing deposits	1,080,586	966,726
Mortgagors' escrow deposits	14,157	9,812
Borrowed funds	553,147	493,164
Other liabilities	22,426	16,583

Total liabilities	1,708,712	1,521,572

STOCKHOLDERS' EQUITY
Preferred stock ($0.01 par value; 5,000,000 shares authorized)	--	--
Common stock ($0.01 par value; 40,000,000 shares authorized; 13,852,063 issued; 12,746,596 and 12,598,343 shares outstanding at September 30, 2003 and December 31, 2002, respectively)	139	139
Additional paid-in capital	49,773	47,208
Treasury stock (1,105,467 and 1,253,720 shares at September 30, 2003 and December 31, 2002, respectively)	(20,168)	(21,733)
Unearned compensation	(7,762)	(7,825)
Retained earnings	117,168	109,208
Accumulated other comprehensive income, net of taxes	1,235	4,389

Total stockholders' equity	140,385	131,386

Total liabilities and stockholders' equity	$ 1,849,097	$ 1,652,958

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Flushing Financial Corporation
October 21, 2003
Page Seven
FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
 (Dollars in Thousands Except Per Share Data)
(Unaudited)

	For the three months		For the nine months
	Ended September 30,		Ended September 30,
	2003	2002	2003	2002
Interest and dividend income
Interest and fees on loans	$23,460	$22,858	$69,687	$67,173
Interest and dividends on securities:
Interest	4,552	3,775	13,255	11,899
Dividends	79	36	169	107
Other interest income	34	186	151	467

Total interest and dividend income	28,125	26,855	83,262	79,646

Interest expense
Deposits	6,694	7,084	20,703	20,901
Other interest expense	6,233	6,648	18,727	20,027

Total interest expense	12,927	13,732	39,430	40,928

Net interest income	15,198	13,123	43,832	38,718
Provision for loan losses	--	--	--	--

Net interest income after Provision for loan losses	15,198	13,123	43,832	38,718

Non-interest income
Other fee income	871	742	2,498	2,122
Net gain (loss) on sales of securities and loans (1)	101	84	252	(4,175)
Other income	690	650	2,165	2,019

Total non-interest income	1,662	1,476	4,915	(34)

Non-interest expense
Salaries and employee benefits	4,017	3,583	11,949	10,549
Occupancy and equipment	799	694	2,205	2,023
Professional services	758	551	2,134	1,944
Data processing	530	377	1,350	1,126
Depreciation and amortization	322	263	872	778
Other operating expenses	1,496	1,445	4,551	3,967

Total non-interest expense	7,922	6,913	23,061	20,387

Income before income taxes	8,938	7,686	25,686	18,297

Provision for income taxes
Federal	2,620	2,203	7,637	5,609
State and local	801	718	2,188	1,344

Total taxes	3,421	2,921	9,825	6,953

Net income (1)	$5,517	$4,765	$15,861	$11,344

Basic earnings per share (1)	$0.48	$0.41	$1.40	$0.97
Diluted earnings per share (1)	$0.46	$0.39	$1.34	$0.92

(1)  The nine-month period ended September 30, 2002 includes an impairment writedown of $4.4 million, or $2.6 million on an after-tax basis. This reduced diluted earnings per share by $0.22.

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Flushing Financial Corporation
October 21, 2003
Page Eight
FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL DATA
(Dollars in Thousands Except Per Share Data)
(Unaudited)

	At or For the Three Months				At or For the Nine Months
	Ended September 30,				Ended September 30,
	2003		2002		2003		2002
Per Share Data
Basic earnings per share	$0.48		$0.41		$1.40		$0.97
Diluted earnings per share	$0.46		$0.39		$1.34		$0.92
Average number of shares outstanding for:
Basic earnings per share computation	11,402,816		11,490,696		11,323,130		11,714,739
Diluted earnings per share computation	11,876,942		12,069,894		11,798,779		12,274,656
Book value per share (based on 12,746,596 and 12,721,897 shares outstanding at September 30, 2003 and 2002, respectively)	$11.01		$10.11		$11.01		$10.11
Average Balances
Total loans, net	$1,217,999		$1,144,594		$1,195,365		$1,111,778
Total interest-earning assets	1,732,984		1,490,786		1,660,740		1,455,220
Total assets	1,843,167		1,593,512		1,771,259		1,548,312
Total due to depositors	1,074,204		895,350		1,040,012		851,338
Total interest-bearing liabilities	1,638,079		1,408,946		1,568,927		1,369,203
Stockholders' equity	135,519		128,204		134,708		129,910
Performance Ratios (1)
Return on average assets	1.20%		1.20%		1.19%		0.98%
Return on average equity	16.28		14.87		15.70		11.64
Yield on average interest-earning assets	6.49		7.21		6.68		7.30
Cost of average interest-bearing liabilities	3.16		3.90		3.35		3.99
Interest rate spread during period	3.33		3.31		3.33		3.31
Net interest margin	3.51		3.52		3.52		3.55
Non-interest expense to average assets	1.72		1.74		1.74		1.76
Efficiency ratio	47.06		47.38		47.31		47.38
Average interest-earning assets to average interest-bearing liabilities	1.06	x	1.06	x	1.06	x	1.06	x

(1)   Ratios for the quarters and nine months ended September 30, 2003 and 2002 are presented on an annualized basis.

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Flushing Financial Corporation
October 21, 2003
Page Nine
FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL DATA
(Unaudited)

	September 30, 2003	December 31, 2002
Selected Financial Ratios and Other Data
Regulatory capital ratios (for Flushing Savings Bank only):
Tangible capital (minimum requirement = 1.5%)	7.88%	7.74%
Leverage and core capital (minimum requirement = 3%)	7.88	7.74
Total risk-based capital (minimum requirement = 8%)	14.65	14.27
Capital ratios:
Average equity to average assets	7.61%	8.22%
Equity to total assets	7.59	7.95
Asset quality:
Non-performing loans	$1,694	$3,592
Non-performing investment securities	--	700
Non-performing assets	1,694	4,292
Net (recoveries) charge-offs	27	4
Asset Quality Ratios:
Non-performing loans to gross loans	0.14%	0.31%
Non-performing assets to total assets	0.09	0.26
Allowance for loan losses to gross loans	0.53	0.56
Allowance for loan losses to total non-performing assets	386.99	153.34
Allowance for loan losses to total non-performing loans	386.99	183.23
Full-service customer facilities (1)	10	10

(1)  An 11th branch was opened on October 14, 2003

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Flushing Financial Corporation
October 21, 2003
Page Ten
FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
NET INTEREST MARGIN
(Dollars in Thousands)
(Unaudited)

	For the Three Months Ended September 30,
	2003				2002
	Average		Yield/		Average		Yield/
	Balance	Interest	Cost		Balance	Interest	Cost
Assets
Interest-earning assets:
Mortgage loans, net	$1,208,638	$23,328	7.72%		$1,136,716	$22,717	7.99%
Other loans, net	9,361	132	5.64		7,878	141	7.16

Total loans, net	1,217,999	23,460	7.70		1,144,594	22,858	7.99

Mortgage-backed securities	451,649	4,242	3.76		242,663	3,268	5.39
Other securities	47,188	389	3.30		58,176	543	3.73

Total securities	498,837	4,631	3.71		300,839	3,811	5.07

Interest-earning deposits and federal funds sold	16,148	34	0.84		45,353	186	1.64

Total interest-earning assets	1,732,984	28,125	6.49		1,490,786	26,855	7.21

Other assets	110,183				102,726

Total assets	$1,843,167				$1,593,512

Liabilities and Equity
Interest-bearing liabilities:
Deposits:
Passbook accounts	$220,425	310	0.56		$211,960	753	1.42
NOW accounts	40,995	57	0.56		36,379	75	0.82
Money market accounts	238,919	1,135	1.90		125,857	727	2.31
Certificate of deposit accounts	573,865	5,179	3.61		521,154	5,520	4.24

Total due to depositors	1,074,204	6,681	2.49		895,350	7,075	3.16
Mortgagors' escrow accounts	11,921	13	0.44		12,653	9	0.28

Total deposits	1,086,125	6,694	2.47		908,003	7,084	3.12
Borrowed funds	551,954	6,233	4.52		500,943	6,648	5.31

Total interest-bearing liabilities	1,638,079	12,927	3.16		1,408,946	13,732	3.90

Non-interest bearing deposits	37,048				29,577
Other liabilities	32,521				26,785

Total liabilities	1,707,648				1,465,308
Equity	135,519				128,204

Total liabilities and equity	$1,843,167				$1,593,512

Net interest income/net interest rate spread		$15,198	3.33%			$13,123	3.31%

Net interest-earning assets/ net interest margin	$94,905		3.51%		$81,840		3.52%

Ratio of interest-earning assets to interest-bearing liabilities			1.06	x			1.06	x

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Flushing Financial Corporation
October 21, 2003
Page Eleven
FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
NET INTEREST MARGIN
(Dollars in Thousands)
(Unaudited)

	For the Nine Months Ended September 30,
	2003				2002
	Average		Yield/		Average		Yield/
	Balance	Interest	Cost		Balance	Interest	Cost

Assets
Interest-earning assets:
Mortgage loans, net	$1,186,687	$69,276	7.78%		$1,104,739	$66,795	8.06%
Other loans, net	8,678	411	6.31		7,039	378	7.16

Total loans, net	1,195,365	69,687	7.77		1,111,778	67,173	8.06

Mortgage-backed securities	396,402	12,179	4.10		238,263	10,019	5.61
Other securities	49,307	1,245	3.37		67,494	1,987	3.93

Total securities	445,709	13,424	4.02		305,757	12,006	5.24

Interest-earning deposits and
federal funds sold	19,666	151	1.02		37,685	467	1.65

Total interest-earning assets	1,660,740	83,262	6.68		1,455,220	79,646	7.30

Other assets	110,519				93,092

Total assets	$1,771,259				$1,548,312

Liabilities and Equity
Interest-bearing liabilities:
Deposits:
Passbook accounts	$217,407	1,339	0.82		$206,791	2,498	1.61
NOW accounts	39,754	203	0.68		35,340	248	0.94
Money market accounts	218,534	3,448	2.10		113,682	2,000	2.35
Certificate of deposit accounts	564,317	15,664	3.70		495,525	16,114	4.34

Total due to depositors	1,040,012	20,654	2.65		851,338	20,860	3.27
Mortgagors' escrow accounts	14,243	49	0.46		14,548	41	0.38

Total deposits	1,054,255	20,703	2.62		865,886	20,901	3.22
Borrowed funds	514,672	18,727	4.85		503,317	20,027	5.31

Total interest-bearing
liabilities	1,568,927	39,430	3.35		1,369,203	40,928	3.99

Non-interest bearing deposits	35,503				29,273
Other liabilities	32,121				19,926

Total liabilities	1,636,551				1,418,402
Equity	134,708				129,910

Total liabilities and equity	$1,771,259				$1,548,312

Net interest income/net interest rate
spread		$43,832	3.33%			$38,718	3.31%

Net interest-earning assets/ net
interest margin	$91,813		3.52%		$86,017		3.55%

Ratio of interest-earning assets to
interest-bearing liabilities			1.06	x			1.06	x

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